EXHIBIT 11

                           CHARTER ONE FINANCIAL, INC.
                        COMPUTATION OF PER SHARE EARNINGS

                                                THREE MONTHS ENDED            NINE MONTHS ENDED
                                            ---------------------------   ---------------------------
                                               9/30/01       9/30/00        9/30/01        9/30/00
                                            ------------   ------------   ------------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BASIC EARNINGS PER SHARE(1):
  Weighted average number of common
    shares outstanding ..................    224,709,693    219,848,584    220,456,833    226,407,764
                                            ============   ============   ============   ============
  Net income ............................   $    130,433   $    109,592   $    365,635   $    324,588
                                            ============   ============   ============   ============
  Basic earnings per share ..............   $        .58   $        .50   $       1.65   $       1.43
                                            ============   ============   ============   ============

DILUTED EARNINGS PER SHARE(1):
  Weighted average number of common
    shares outstanding ..................    224,709,693    219,848,584    220,456,833    226,407,764
  Add common stock equivalents for shares
    issuable under stock option plans ...      5,869,708      4,606,170      5,611,468      3,926,664
                                            ------------   ------------   ------------   ------------
  Weighted average number of common and
    common equivalent shares outstanding     230,579,401    224,454,754    226,068,301    230,334,428
                                            ============   ============   ============   ============
  Net income ............................   $    130,433   $    109,592   $    365,635   $    324,588
                                            ============   ============   ============   ============
  Diluted earnings per share ............   $        .57   $        .49   $       1.62   $       1.41
                                            ============   ============   ============   ============

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(1)   Restated to reflect the 5% stock dividend issued September 28, 2001.



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